Prospect Energy Corporation Announces Financial Results for Third Fiscal Quarter Ended March 31, 2006

NEW YORK, NY -- 05/10/2006 -- Prospect Energy Corporation (NASDAQ: PSEC) today announced financial results for its third fiscal quarter ended March 31, 2006.

Our net investment income for the third fiscal quarter of 2006 was $2.126 million, or $0.30 per share. At March 31, 2006, our net asset value per share was $14.81, an increase of $0.12 over the prior quarter end.

We estimate that our net investment income for the current fourth fiscal quarter ending June 30, 2006, will be $0.30 to $0.34 per share. We will announce our fourth fiscal quarter dividend in the next few weeks.

OPERATING RESULTS

We have included additional disclosures in this release separating recurring and non-recurring charges. Non-recurring charges include legal fees associated with previously reported events, including certain judicial proceedings.

HIGHLIGHTS

Equity values:

-    Stockholders' equity as of March 31, 2006: $104.602 million
-    Net asset value per share: $14.81

Third Fiscal Quarter Operating Results:

-    Net investment income: $2.126 million
-    Net investment income per share: $0.30
-    Net investment income excluding non-recurring items*: $2.385 million
-    Net investment income per share excluding non-recurring items*: $0.34
-    Net unrealized appreciation: $0.828 million
-    Dividends to shareholders per share: $0.30

* See Supplemental Financial Information.

PORTFOLIO AND INVESTMENT ACTIVITY

March 31, 2006, marked the end of our third fiscal quarter with our portfolio invested approximately $93.560 million in ten long-term investments, and the remainder in cash and short-term instruments.

As of March 31, 2006, our portfolio generated a current yield of 18.0% across all our long-term debt and equity investments. This current yield includes interest from all our long-term investments as well as dividends from two investments. Monetization of, or dividends from, other equity positions is not included in this current yield calculation.

We completed two new investments in the prior quarter, as well as follow-on investments in the existing portfolio. With both new investments we invested as senior secured debt and received equity participation rights.

On February 9, 2006, we provided $6.9 million of senior secured debt financing to Genesis Coal Corporation ("Genesis"), a coal production company based in Prestonsburg, Kentucky. Genesis holds leases on approximately 4,700 mineral acres with approximately 10 million recoverable tons of low to medium sulfur coal reserves, the majority of which is located underground. Genesis has secured separate fixed-price multi-year contracts for a majority of its production with a major electric utility and a major coal producer and marketer. Our funding has been utilized to acquire non-management shareholder interests, to acquire additional mining equipment, and to increase production rates.

On February 15, 2006, we provided $3.0 million of senior secured debt and a $0.2 million preferred equity investment in Appalachian Energy Holdings, LLC ("AEH"), an energy services company based in Charleston, West Virginia. AEH is an energy services business focused on acquiring and expanding small and medium-sized energy services companies in the fragmented Appalachian region. AEH provides services to customers in the coal, natural gas and oil production industries. Lines of business include tree clearance, road construction, excavation, drill site preparation, pipeline construction, and reclamation. Prospect's capital, along with external equity, has been utilized by AEH to acquire two companies.

Since March 31, 2006, we have provided further follow-on capital to existing portfolio companies, and we have also completed 4 new investments, which together aggregate approximately $24.4 million. These include investments in Charlevoix Energy Trading, LLC, a gas marketing company in Michigan; Iron Horse Coiled Tubing, Inc., a fracture stimulation coiled tubing services company in Alberta; Central Illinois Energy, LLC, an ethanol project in Illinois; and Conquest Cherokee LLC, a coalbed methane production company in Kansas and Tennessee.

CREDIT FACILITY

On February 21, 2006, we entered into a $20.0 million senior secured revolving credit facility with the Bank of Montreal and Harris Nesbitt Corp. We have already drawn on the facility and are currently in the process of expanding that facility.

CONFERENCE CALL

We will host a conference call Thursday, May 11, 2006, at 11:00 am Eastern Time. The conference call dial-in number is (877) 407-8031. A recording of the conference call will be available for approximately 7 days. To hear a replay, call (877) 660-6853 and use Playback Access Account code 286 and Playback Conference ID code 201261.

       BALANCE SHEETS                                  As of        As of
       (in thousands)                                March 31,     June 30,
                                                       2006          2005

Assets                                              (Unaudited)
Cash and cash equivalents                              $1,060           $-
Cash held in segregated account                             -        9,587
Investment in controlled entities at value
 (cost - $36,618 and $23,327, respectively)            44,045       29,500
Investments, at value (cost - $59,887 and
 $64,197, respectively)                                60,196       64,366
Accrued interest receivable                               379          206
Prepaid expenses                                          147           49
Due from Gas Solutions Holdings, Inc.                       -          201
Due from Prospect Capital Management, LLC                   5            -
Due from Prospect Administration, LLC                      28            -
Deferred financing fees                                   222            -
Total assets                                         $106,082     $103,909

Liabilities

Accrued liabilities                                       762          818
Due to Prospect Capital Management, LLC                   608           77
Other current liabilities                                 110           47
Total liabilities                                       1,408          942

Stockholders' Equity
Common stock, par value $.001 per share,
 (100,000,000 and 100,000,000 common shares
 authorized, respectively; 7,061,740 and 7,055,100
 issued and outstanding, respectively)                      7            7
Paid-in capital in excess of par                       97,136       96,955
Distributions in excess of net investment income         (275)        (337)
Net unrealized appreciation                             7,734        6,342
Total stockholders' equity                            104,602      102,967
Total liabilities and stockholders' equity           $106,082     $103,909

       STATEMENTS OF OPERATIONS                  Three months Three months
            (UNAUDITED)                             ended         ended
           (in thousands)                          March 31,    March 31,
                                                     2006         2005
Investment Income
Interest income                                        $1,704         $437
Interest income, controlled entities                    1,309          828
Dividend income                                            90           10
Dividend income, controlled entities                      850          500
Other income                                               73           13
Total investment income                                 4,026        1,788

Operating Expenses
Investment advisory fees
   Base management fee                                    521          485
   Income incentive fee                                   533            -
   Total investment advisory fees                       1,054          485

Interest expense and credit facility costs                 12            -

SUPPLEMENTAL FINANCIAL INFORMATION (UNAUDITED) (IN THOUSANDS)

Please note that the following supplemental financial information represents a reconciliation of a GAAP measure (Net investment income)
to a non-GAAP measure (Adjusted net investment income).

                                               Three months     Twelve
                                               ended March    months ended
                                                 31, 2006    June 30, 2005
                                               ------------  -------------
Total investment income                              $4,026         $8,093

Total operating expenses                              1,900          5,682

Net investment income                                 2,126          2,411

Add back non-recurring items                            259          2,083

Adjusted net investment income                       $2,385         $4,494

Net investment income per common share                $0.30          $0.40

Adjusted net investment income per common share       $0.34          $0.64

ABOUT PROSPECT ENERGY CORPORATION

Prospect Energy Corporation (www.prospectenergy.com) is a closed-end investment company that lends to and invests in energy-related businesses and assets. Prospect Energy's investment objective is to generate both current income and long-term capital appreciation through debt and equity investments.

Prospect Energy has elected to be treated as a business development company under the Investment Company Act of 1940 ("1940 Act"). Accordingly, we are required to comply with a series of regulatory requirements under the 1940 Act as well as applicable NASDAQ, state, and federal rules and regulations. In addition, we have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986. Failure to comply with any of the laws and regulations that apply to Prospect Energy could have a material adverse effect on Prospect Energy and its shareholders.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.

We may use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may," "hope" and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.

Please send investment proposals to:

Prospect Energy Corporation
John Barry
Chairman and Chief Executive Officer
jbarry@prospectstreet.com

Grier Eliasek
President and Chief Operating Officer
grier@prospectstreet.com
Telephone (212) 448-0702